Exhibit 10.9
APPENDIX C
LEASE AGREEMENT
Lessor (“Party A”): Ningbo Longxing Group Co,. Ltd.
Lessee: (“Party B”): Ningbo Fulida Gas Equipment Co. Ltd.
Party A will lease the buildings it owns to Party B. and Party B needs to rent the same and is willing to pay relevant expenses thereof. In order to specify the rights and obligations for each of Lessor and Lessee, the Parties have reached the following agreement (the “Agreement”) upon consultation and in accordance with the “Contract Law of the People’s Republic of China”:
I.	Party A agrees to lease to Party B, for Party B’s use, a factory building with a construction space of 8,969m2 and a guard house of 59.5 m2, both located at Renmin Road, Hengxi Town, Yinzhou District, Ningbo City. Party B will independently operate and manage its business and bear all civil, economic and legal liabilities arising from its operation.

II.	Lease Term

The initial term of the lease will be five years. Lessor will deliver the leased buildings on February 1, 2005 to Lessee for use. Party B has the option to renew for another five years on the same terms as provided in this Lease. To exercise this option, Party B will notify Part A of its intention to renew for another five years not less than thirty days prior to the expiration of the original lease term.

III.	Rent Computation and Payments
1.	Rent Computation: The rent will be RMB 14 per square meters per month, starting from the effective date of this Agreement. This price may be readjusted three years thereafter in accordance with the rise or fall of the then market leasing price. Any rise or fall of the new rental shall not exceed 10% of the previous rental.

2.	Rent shall be paid on the effective date of this Agreement, pro rated for the balance of the month in which this Agreement becomes effective. Thereafter, payments will be made on the first day of every month.
IV.	Rights and Obligations for the Parties during the Term
1.	Party A shall deliver the said buildings to Party B as agreed herein, and, prior to the delivery, shall provide conditions for electricity and water supply, green space, paving and repair of roads and floors, and laying of network cables in respect of Party B’s use. Party A shall also ensure that electricity supply to Party B shall be sufficient to meet the daily production activities unless such shortages are due to power rationing imposed by the local government or any power failure beyond Party B’s control.

2.	Any renovations made to the buildings by Party B shall not change the designated use of the building or its structure and also shall be subject to Party A’s consent, which will not

4.	Any operational costs and expenses, such as taxes, water and electricity charges, telephone charges, social security fees, hygiene fees, waste disposal charges and other operational expenses, incurred by Party B through using the buildings during the lease term shall be borne by Party B. Party A shall not be responsible for any creditor’s rights and liabilities.
V.	Liabilities for Breach of Contract
1.	If either Party fails to perform in accordance with the terms and conditions under the Agreement, the other Party shall have the right to terminate the Agreement.

2.	If either Party terminates the Agreement during the lease without obtaining the consent of the other Party, such Party shall be regarded as having breached the contract, and shall bear liabilities for such breach. All actual losses incurred as a result by either Party shall be borne by the defaulting Party.

3.	If Party A desires to continue to lease the buildings upon the expiration of the lease and extension, Party B shall, under equal conditions, have the right of first refusal in respect of the lease, and new terms and conditions shall be entered into between the Parties upon mutual agreement through consultation.

4.	In the event that the Agreement is unilaterally terminated during the lease term due to Party A’s taking back of the buildings or due do Party B’s change of its intent regarding the lease, the other Party shall be given six (6) month’s prior notice, and shall be compensated by the defaulting Party in an amount equal to three months’ rent.
VI.	Any matters unspecified herein shall be supplemented upon mutual agreement through consultation. Such supplementary provisions, if written and signed by the Parties shall have equal force and effect with this Agreement.

VII.	Any disputes arising from the performance of this Agreement shall be settled through consultation between the Parties. Where such consultation fails, the disputes shall be submitted for arbitration at the place where Party A is located or for a lawsuit at a People’s Court in accordance with the principle of territorial jurisdiction.

VIII.	The Agreement shall become effective upon execution by the Parties and only upon the approval of the Parties’ application submitted to Foreign Trade & Economic Cooperation Bureau of Yinzhou District, Ningbo, PRC for the formation a Sino-foreign equity joint venture, (“EJV Application”). The Parties acknowledge that the approval of the EJV Application is a condition precedent to this Agreement. If Party B’s EJV Application is not approved, then this Agreement is void.

IX.	The Agreement shall be made in triplicates, with each Party holding a copy respectively and the Surveyor holding the remaining copy.

Party A (Seal):		Party B (Seal):

Legal Representative:		Legal Representative:	/s/ [ILLEGIBLE]

	(Signature and seal):		(Signature and seal):

Date:		Date: 1/19/2005

Surveyor (Seal):
Date: